Exhibit 99.1

NEWS

Investor Relations: Sam Ramraj, (626) 302-2540
Media Relations: (626) 302-2255
News@sce.com

Edison International Reports Second-Quarter 2025 Results

•Second-quarter 2025 GAAP EPS of $0.89; Core EPS of $0.97
•Eaton Fire investigations ongoing; SCE plans to launch Wildfire Recovery Compensation Program
•Confident that legislative action will ultimately enhance California’s AB 1054 regulatory framework
•Continued strong regulatory progress: WMCE settlement approved; final decision issued in WM/VM proceeding; GRC proposed decision issued
•Reaffirmed 2025 Core EPS guidance of $5.94-$6.34
•Continued confidence in delivering 5-7% Core EPS growth from 2025 to 2028 ($6.74-$7.14)

ROSEMEAD, Calif., July 31, 2025 — Edison International (NYSE: EIX) today reported second-quarter net income of $343 million, or $0.89 per share, compared to net income of $439 million, or $1.14 per share, in the second quarter of last year. As adjusted, second-quarter core earnings were $374 million, or $0.97 per share, compared to core earnings of $475 million, or $1.23 per share, in the second quarter of last year.

In the absence of a 2025 GRC decision, since January 1, 2025, and until a GRC decision is issued, SCE is recognizing revenue based on the 2024 authorized revenue requirement, adjusted to reflect the 2025 CPUC-authorized ROE.

Southern California Edison’s second-quarter 2025 core earnings per share (EPS) decreased year over year, primarily due to higher operations and maintenance expense and the net impact of regulatory decisions received in each period.

Edison International Parent and Other’s second-quarter 2025 core loss per share increased year over year, primarily due to higher interest expense.

"We are encouraged by the continuing discussions with legislative leaders to enhance California’s industry-leading AB 1054 regulatory framework,” said Pedro J. Pizarro, president and CEO of Edison International. “We remain confident that policymakers will act to strengthen and restore confidence in California’s wildfire framework during the current legislative session.”

Pizarro added, “The January wildfires underscore the importance of mitigation plans and the need for continuous and evolving tools to maintain infrastructure resiliency. SCE continues to invest in new and innovative solutions to reduce wildfire risk.”

Edison International uses core earnings internally for financial planning and analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International’s earnings results to facilitate comparisons of the company’s performance from period to period. Please see the attached tables to reconcile core earnings to basic GAAP earnings.

2025 Earnings Guidance

The company reaffirmed its earnings guidance range for 2025 as summarized in the following chart. See the presentation accompanying the company’s conference call for further information and assumptions.

	2025 Earnings Guidance as of April 29, 2025		2025 Earnings Guidance as of July 31, 2025
	Low	High	Low	High
EIX Basic EPS	$8.30	$8.70	$8.22	$8.62
Less: Non-Core Items	2.36	2.36	2.28	2.28
EIX Core EPS	$5.94	$6.34	$5.94	$6.34

*There were $877 million, or $2.28 per share, of non-core items recorded for the six months ended June 30, 2025. Basic EPS guidance only incorporates non-core items to June 30, 2025.

Second-Quarter 2025 Earnings Conference Call and Webcast Details

When:	Thursday, July 31, 1:30-2:30 p.m. (PDT)
Telephone Numbers:	1-888-673-9780 (U.S.) and 1-312-470-0178 (Int'l) — Passcode: Edison
Telephone Replay:	1-800-685-6667 (U.S.) and 1-203-369-3864 (Int’l) — Passcode: 6728
Telephone replay available through Aug. 14 at 6 p.m. (PDT)
Webcast	www.edisoninvestor.com

Edison International has posted its earnings conference call prepared remarks by the CEO and CFO, the teleconference presentation, and Form 10-Q to the company’s investor relations website. These materials are available at www.edisoninvestor.com.

About Edison International

Edison International (NYSE: EIX) is one of the nation’s largest electric utility holding companies, focused on providing clean and reliable energy and energy services through its independent companies. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison Company, a utility delivering electricity to 15 million people across Southern, Central and Coastal California. Edison International is also the parent company of Trio (formerly Edison Energy), a portfolio of nonregulated competitive businesses providing integrated sustainability and energy advisory services to large commercial, industrial and institutional organizations in North America and Europe.

Appendix
Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.

Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

Safe Harbor Statement

Statements contained in this release about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

•ability of SCE to recover its costs through regulated rates, timely or at all, including uninsured wildfire-related and debris flow-related costs (including amounts paid for self-insured retention and co-insurance, and amounts not recoverable from the Wildfire Insurance Fund), and costs incurred for wildfire restoration efforts and to mitigate the risk of utility equipment causing future wildfires;
•the cybersecurity of Edison International's and SCE's critical information technology systems for grid control and business, employee and customer data, and the physical security of Edison International's and SCE's critical assets and personnel;
•risks associated with the operation and maintenance of electrical facilities, including worker, contractor, and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts;
•impact of affordability of customer rates on SCE's ability to execute its strategy, including the impact of affordability on SCE’s ability to obtain regulatory approval of, or cost recovery for, operations and maintenance expenses, proposed capital investment projects, and increased costs due to supply chain constraints, tariffs, inflation and rising interest rates and the impact of legislative actions on affordability;
•ability of SCE to update its grid infrastructure to maintain system integrity and reliability, and meet electrification needs;
•ability of SCE to implement its operational and strategic plans, including its Wildfire Mitigation Plan and capital investment program, including challenges related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator's (“CAISO”) transmission plans, and governmental approvals;
•risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation;
•ability of SCE to obtain safety certifications from the Office of Energy Infrastructure Safety of the California Natural Resources Agency (“OEIS“);

•risk that California Assembly Bill 1054 (“AB 1054“) or other new California legislation does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the California Public Utilities Commission (“CPUC”) interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054;
•ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;
•decisions and other actions by the CPUC, the Federal Energy Regulatory Commission, and the United States Nuclear Regulatory Commission, the California legislature and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, approval of regulatory proceeding settlements, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, reforming wildfire-related liability protections available to California investor-owned utilities, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;
•governmental, statutory, regulatory, or administrative changes or initiatives affecting the electricity industry, including the market structure rules applicable to each market adopted by the North American Electric Reliability Corporation, CAISO, Western Electricity Coordinating Council, and similar regulatory bodies in adjoining regions, and changes in the United States' and California's environmental priorities that lessen the importance placed on greenhouse gas reduction and other climate related priorities;
•potential for penalties or disallowances for non-compliance with applicable laws and regulations, including fines, penalties and disallowances related to wildfires where SCE's equipment is alleged to be associated with ignition;
•extreme weather-related incidents (including events caused, or exacerbated, by climate change), such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events and other natural disasters (such as earthquakes), which could cause, among other things, worker and public safety issues, property damage, outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs;
•risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns;
•risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
•actions by credit rating agencies to downgrade Edison International or SCE’s credit ratings or to place those ratings on negative watch or negative outlook.

Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this release.

Second Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change
Earnings (loss) per share available to Edison International
SCE	$1.15	$1.36	$(0.21)	$5.22	$1.52	$3.70
Edison International Parent and Other	(0.26)	(0.22)	(0.04)	(0.60)	(0.41)	(0.19)
Edison International	0.89	1.14	(0.25)	4.62	1.11	3.51
Less: Non-core items
SCE	(0.08)	(0.09)	0.01	2.38	(1.26)	3.64
Edison International Parent and Other	—	—	—	(0.10)	—	(0.10)
Total non-core items	(0.08)	(0.09)	0.01	2.28	(1.26)	3.54
Core earnings (loss) per share
SCE	1.23	1.45	(0.22)	2.84	2.78	0.06
Edison International Parent and Other	(0.26)	(0.22)	(0.04)	(0.50)	(0.41)	(0.09)
Edison International	$0.97	$1.23	$(0.26)	$2.34	$2.37	$(0.03)
Note: Diluted earnings were $0.89 and $1.13 per share for the three months ended June 30, 2025 and 2024, respectively. Diluted earnings were $4.61 and $1.11 per share for the six months ended June 30, 2025 and 2024, respectively.

Second Quarter Reconciliation of Basic Earnings to Core Earnings (in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2025	2024	Change	2025	2024	Change
Net income (loss) available to Edison International
SCE	$443	$523	$(80)	$2,010	$588	$1,422
Edison International Parent and Other	(100)	(84)	(16)	(231)	(160)	(71)
Edison International	343	439	(96)	1,779	428	1,351
Less: Non-core items
SCE [1,2,3]	(31)	(36)	5	916	(484)	1,400
Edison International Parent and Other[4]	—	—	—	(39)	(1)	(38)
Total non-core items	(31)	(36)	5	877	(485)	1,362
Core earnings (losses)
SCE	474	559	(85)	1,094	1,072	22
Edison International Parent and Other	(100)	(84)	(16)	(192)	(159)	(33)
Edison International	$374	$475	$(101)	$902	$913	$(11)
1.Includes net earnings recorded in the six months ended June 30, 2025 related to TKM Settlement Agreement, including ongoing activities after the initial implementation: $1,341 million ($966 million after-tax) of claim costs and $58 million ($42 million after-tax) of legal expenses authorized for recovery, partially offset by shareholder-funded wildfire mitigation expenses of $50 million ($36 million after-tax) and impairment of incremental restoration-related assets of $8 million ($6 million after-tax). Charges of $1 million ($1 million after-tax) and $4 million ($3 million after-tax) recorded in the three and six months ended June 30, 2025, respectively, and $11 million ($8 million after-tax) and $478 million ($344 million after-tax) recorded in the three and six months ended June 30, 2024, respectively, related to 2017/2018 Wildfire/Mudslide Events claim costs and related legal expenses, net of expected regulatory recoveries.
2.Includes charges for Other Wildfires claims and related legal expenses, net of expected insurance and regulatory recoveries of $6 million ($4 million after-tax) and $2 million ($2 million after-tax), for the three months ended June 30, 2025 and 2024, respectively. Includes net earnings of $6 million ($5 million after-tax) recorded in the six months ended June 30, 2025, which consisted of $14 million insurance reimbursements for costs incurred in previous years, partially offset by $8 million legal expenses, net of expected regulatory recoveries, and charges of $121 million ($88 million after-tax) recorded in the six months ended June 30, 2024, for Other Wildfire Events claims and related legal expenses, net of expected insurance and regulatory recoveries.

3.Includes amortization of SCE's Wildfire Insurance Fund expenses of $36 million ($26 million after-tax) and $37 million ($26 million after-tax) for the three months ended June 30, 2025 and 2024, respectively, and $72 million ($52 million after-tax) and $73 million ($52 million after-tax) for the six months ended June 30, 2025 and 2024, respectively.
4.Includes wildfire claims insured by EIS of $50 million ($39 million after-tax) and $1 million ($1 million after-tax) for the six months ended June 30, 2025 and 2024, respectively.

Condensed Consolidated Statements of Income			Edison International

	Three months ended June 30,		Six months ended June 30,
(in millions, except per-share amounts, unaudited)	2025	2024	2025	2024
Operating revenue	$4,543	$4,336	$8,354	$8,414
Purchased power and fuel	1,157	1,234	2,204	2,242
Operation and maintenance	1,580	1,285	2,563	2,602
Wildfire-related claims, net of (recoveries)	—	—	(1,305)	615
Wildfire Insurance Fund expense	36	37	72	73
Depreciation and amortization	826	726	1,568	1,428
Property and other taxes	168	154	334	309
Other	1	—	9	—
Total operating expenses	3,768	3,436	5,445	7,269
Operating income	775	900	2,909	1,145
Interest expense	(504)	(480)	(805)	(924)
Other income, net	113	148	220	286
Income before income taxes	384	568	2,324	507
Income tax (benefit) expense	(14)	59	434	(54)
Net income	398	509	1,890	561
Less: Preference stock dividend requirements of SCE	33	49	67	90
Preferred stock dividend requirements of Edison International	22	21	44	43
Net income available to Edison International common shareholders	$343	$439	$1,779	$428
Basic earnings per share:
Weighted average shares of common stock outstanding	385	385	385	385
Basic earnings per common share available to Edison International common shareholders	$0.89	$1.14	$4.62	$1.11
Diluted earnings per share:
Weighted average shares of common stock outstanding, including effect of dilutive securities	386	388	386	387
Diluted earnings per common share available to Edison International common shareholders	$0.89	$1.13	$4.61	$1.11

Condensed Consolidated Balance Sheets	Edison International

(in millions, unaudited)	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$140	$193
Receivables, less allowances of $314 and $352 for uncollectible accounts at respective dates	1,902	2,169
Accrued unbilled revenue	927	848
Inventory	523	538
Prepaid expenses	96	103
Regulatory assets	2,805	2,748
Wildfire Insurance Fund contributions	138	138
Other current assets	419	418
Total current assets	6,950	7,155
Nuclear decommissioning trusts	4,324	4,286
Other investments	63	57
Total investments	4,387	4,343
Utility property, plant and equipment, less accumulated depreciation and amortization of $14,587 and $14,207 at respective dates	60,797	59,047
Nonutility property, plant and equipment, less accumulated depreciation of $125 and $124 at respective dates	202	207
Total property, plant and equipment	60,999	59,254
Receivables, less allowances $47 and $43 for uncollectible accounts at respective dates	61	62
Regulatory assets (include $1,488 and $1,512 related to a Variable Interest Entity ("VIE") at respective dates)	10,487	8,886
Wildfire Insurance Fund contributions	1,809	1,878
Operating lease right-of-use assets	1,156	1,180
Long-term insurance receivables	365	418
Other long-term assets	2,599	2,403
Total other assets	16,477	14,827
Total assets	$88,813	$85,579

Condensed Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	June 30, 2025	December 31, 2024
LIABILITIES AND EQUITY
Short-term debt	$700	$998
Current portion of long-term debt	2,699	2,049
Accounts payable	1,962	2,000
Wildfire-related claims	169	60
Accrued interest	520	422
Regulatory liabilities	490	1,347
Current portion of operating lease liabilities	120	124
Other current liabilities	1,305	1,439
Total current liabilities	7,965	8,439
Long-term debt (includes $1,444 and $1,468 related to a VIE at respective dates)	34,971	33,534
Deferred income taxes and credits	7,884	7,180
Pensions and benefits	371	384
Asset retirement obligations	2,549	2,580
Regulatory liabilities	11,066	10,159
Operating lease liabilities	1,036	1,056
Wildfire-related claims	568	941
Other deferred credits and other long-term liabilities	3,542	3,566
Total deferred credits and other liabilities	27,016	25,866
Total liabilities	69,952	67,839
Preferred stock (50,000,000 shares authorized; 1,159,317 shares of Series A and 503,454 shares of Series B issued and outstanding at respective dates)	1,645	1,645
Common stock, no par value (800,000,000 shares authorized; 384,786,397 and 384,784,719 shares issued and outstanding at respective dates)	6,330	6,353
Accumulated other comprehensive income	2	—
Retained earnings	8,709	7,567
Total Edison International's shareholders' equity	16,686	15,565
Noncontrolling interests – preference stock of SCE	2,175	2,175
Total equity	18,861	17,740
Total liabilities and equity	$88,813	$85,579

Condensed Consolidated Statements of Cash Flows	Edison International

	Six months ended June 30,
(in millions, unaudited)	2025	2024
Cash flows from operating activities:
Net income	$1,890	$561
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,568	1,454
Equity allowance for funds used during construction	(93)	(96)
Deferred income taxes	420	(52)
Wildfire Insurance Fund amortization expense	72	73
Other	77	21
Nuclear decommissioning trusts	(102)	(41)
Changes in operating assets and liabilities:
Receivables	248	(66)
Inventory	12	(10)
Accounts payable	50	101
Other current assets and liabilities	(247)	(444)
Derivative assets and liabilities, net	44	(25)
Regulatory assets and liabilities, net	(1,600)	(106)
Wildfire-related insurance receivable	53	—
Wildfire-related claims	(264)	(148)
Other noncurrent assets and liabilities	(22)	150
Net cash provided by operating activities	2,106	1,372
Cash flows from financing activities:
Long-term debt issued, net of discount and issuance costs of $49 and $34 for the respective periods	3,501	4,216
Long-term debt repaid	(726)	(1,725)
Short-term debt issued	18	—
Short-term debt repaid	—	(396)
Common stock repurchased	(29)	—
Preference stock issued, net of issuance cost	—	345
Preferred stock repurchased	—	(378)
Commercial paper (repayments) borrowing, net	(1,012)	114
Dividends and distribution to noncontrolling interests	(67)	(88)
Common stock dividends paid	(637)	(595)
Preferred stock dividends paid	(44)	(45)
Other	(13)	117
Net cash provided by financing activities	991	1,565
Cash flows from investing activities:
Capital expenditures	(3,120)	(2,700)
Proceeds from sale of nuclear decommissioning trust investments	2,680	2,477
Purchases of nuclear decommissioning trust investments	(2,580)	(2,455)
Other	18	8
Net cash used in investing activities	(3,002)	(2,670)
Net increase in cash, cash equivalents and restricted cash	95	267
Cash, cash equivalents and restricted cash at beginning of period	684	532
Cash, cash equivalents and restricted cash at end of period	$779	$799